Impreso, Inc. Reports Second Quarter FY2005 Results of Operations

COPPELL, TX -- 04/19/2005 -- Impreso, Inc. (NASDAQ: ZCOM), which through its subsidiaries is involved in (1) the manufacture and distribution of paper and film hard copy imaging products for commercial and home office applications, (2) the development of eCommerce initiatives, and (3) natural spring water bottling and distribution, today announced sales and earnings for the second quarter of Fiscal 2005.

Net sales for the three months ended February 28, 2005 were $18.6 million, as compared to net sales of $25.8 million in the three months ended February 29, 2004, a decrease of $7.1 million, or 27.7%. Net income decreased to a loss of $1.2 million, or $(0.23) per share, in the most recent quarter, compared with net income of $262,200, or $0.05 per share, in the prior-year period.

For the six months ended February 28, 2005, the Company reported a net loss of $2 million, or $(0.37) per share, on net sales of $38.6 million. These results compared with net income of $744,000, or $0.14 per share, on net sales of $52.5 million, in the first half of FY2004.

"Our results of operations for the first half of fiscal 2005 were very disappointing as a result of the decrease in continuous forms purchases by a significant customer. In January we began downsizing our operations and implemented cost savings measures, the full effects of which should impact our future results," stated Marshall Sorokwasz, President and Chief Executive Officer of Impreso, Inc. The timing of this reduction of sales combined with the simultaneous start up of our spring water bottling operations contributed to the material adverse affect on our financial statements. However, the long term investment in the bottled water business will maximize the efficiency of our selling force, administration, and distribution infrastructure due to opposite seasonal cycles of consumption, in summer when we may experience a slowdown in sales of paper products, the bottled water business is at its peak," concluded Mr. Sorokwasz.

About Impreso, Inc.

Impreso, Inc. is a holding company for TST/Impreso, Inc. and HotSheet.com, Inc. TST/Impreso, Inc. is a manufacturer and distributor of hard copy imaging products for commercial and home use in domestic and international markets. HotSheet.com, Inc. primarily owns HotSheet.com, a single-page, online Internet directory with categorized links to premier web destinations. The Company's website domains are www.hotsheet.com, www.impreso.com and www.tstimpreso.com.

Impreso, Inc. is headquartered in Coppell, Texas, and its common stock trades on the Nasdaq SmallCap Market under the symbol "ZCOM."

This press release may include statements that constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project," "expect," "should" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's products in the marketplace, competitive factors, new products and technological changes, paper prices and raw material costs, dependence upon third-party vendors, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

                    IMPRESO, INC. AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

                                                     Three Months Ended
                                                 February 28,  February 29,
                                                     2005          2004
                                                 -----------   -----------
Net sales                                        $18,629,137   $25,762,472
Cost of sales                                     18,072,991    22,754,614
                                                 -----------   -----------

    Gross profit                                     556,146     3,007,858

Gain on sale of assets                               (42,685)            -
Selling, General and administrative expenses       2,092,286     2,265,260
                                                 -----------   -----------

    Operating (loss) Income                       (1,493,455)      742,598

Other expenses (income):
  Interest expense                                   339,332       295,083
  Embezzlement  recovery                             (37,527)            -
  Other income, net                                  (28,749)          715
                                                 -----------   -----------

    Total other expense                              273,056       295,798

(Loss) income before income tax expense           (1,766,511)      446,800

Income tax (benefit) expense :
  Current                                         (1,227,623)      224,522
  Deferred                                           670,130       (39,962)
                                                 -----------   -----------
    Total income tax (benefit) expense              (557,493)      184,560

Net (loss) income                                $(1,209,018)  $   262,240
                                                 ===========   ===========

Net (loss) income per share (basic and diluted)  $     (0.23)  $      0.05
                                                 ===========   ===========

Weighted average shares outstanding                5,278,780     5,278,780
                                                 ===========   ===========

                    IMPRESO, INC. AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

                                                      Six Months Ended
                                                 February 28,  February 29.
                                                     2005          2004
                                                 -----------   -----------
Net sales                                        $38,605,771   $52,489,187
Cost of sales                                     37,069,767    46,100,568
                                                 -----------   -----------

     Gross profit                                  1,536,004     6,388,619

Gain on sale of assets                              (101,909)            -
Selling, General and
 administrative expenses                           4,378,136     4,547,254
                                                 -----------   -----------

     Operating (loss) Income                      (2,740,223)    1,841,365

Other expenses (income):
  Interest expense                                   578,262       632,097
  Embezzlement  recovery                            (290,840)            -
  Other income, net                                 (107,969)       (6,154)
                                                 -----------   -----------

     Total other expense                             179,453       625,943

(Loss) income before income tax expense           (2,919,676)    1,215,422

Income tax (benefit) expense :
  Current                                         (1,221,373)      540,245
  Deferred                                           270,752       (69,279)
                                                 -----------   -----------

     Total income tax
     (benefit) expense                              (950,621)      470,966

Net (loss) income                                $(1,969,055)  $   744,456
                                                 ===========   ===========

Net (loss) income per
 share (basic and diluted)                       $    (0.37)   $      0.14
                                                 ===========   ===========

Weighted average shares outstanding                5,278,780     5,278,780
                                                 ===========   ===========

For further information, please contact:
Marshall Sorokwasz
(972) 462-0100 (ext. 1103)

Tammy Yahiel
General Counsel
(972) 462-0100 (ext. 1117)